EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS FIRST QUARTER 2008 RESULTS AND

UPDATE ON GROWTH STRATEGY

Rosemont, IL– April 30, 2008 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported a net loss of $3.8 million, or ($0.37) per diluted common share for the quarter ended March 31, 2008, compared with net income of $5.3 million, or $0.48 per diluted common share for the first quarter ended March 31, 2007.

“Our first quarter performance reflects the challenges of managing through the credit weakness that has resulted from our exposure to the downturn in the residential real estate construction cycle and the opportunities we seized to keep us on track and focused on our long term performance plan,” said Bruce W. Taylor, Chairman and CEO.

The net loss was due in large part to an $11.8 million provision for loan losses as well as increased noninterest expense in comparison to prior periods. As previously announced, the Company hired 30 people and its commercial banking unit has nearly doubled in size since the beginning of this year, including Mark A. Hoppe and Larry Ryan, EVP Commercial Banking, six new commercial banking group senior vice presidents and a new chief credit officer among others.

“Talent is the key driver of sustainable growth and profitability, and the changing dynamics in the Chicago market have created a unique opportunity to accelerate growth in our commercial banking business”, said Bruce Taylor. “The best investment we can make to build market share and long term value is to expand our staff of high quality, experienced commercial bankers. I am very excited to welcome our new colleagues. Their middle market commercial banking expertise, commitment to closely held businesses and existing contacts reflect a strong strategic and cultural fit with Cole Taylor Bank.”

“We have a distinct brand and compelling value proposition”, added Mark Hoppe, who joined the Company in January as President & CEO of Cole Taylor Bank. “Management is committed to profitable, long term growth and we have the balance sheet strength to support this investment in talented people.”

Net Interest Income and Margin

Net interest income for the first quarter 2008 decreased $1.0 million from the fourth quarter of 2007, primarily as a result of a decline in the net interest margin. The tax-equivalent net interest margin declined 13 basis points to 2.95%, compared with 3.08% in the fourth quarter. Net interest spread, which is the difference between the total yield on interest-earning asset and the cost of interest-bearing liabilities, was unchanged from the fourth quarter at 2.25%. The net interest margin, which incorporates the degree to which interest-earning assets are supported by noninterest-bearing funding, declined primarily from the reduced benefit to the margin of noninterest-bearing funding in the lower interest rate environment.

Net interest income declined $2.0 million compared with the first quarter of 2007, as the tax-equivalent net interest margin declined 52 basis points from 3.47% in the first quarter of 2007. Declining loan yields outpaced the decline in funding costs, reducing both net interest spread and margin compared with the first quarter of 2007. The impact of the lower net interest margin was partially offset by a $251.8 million, or 7.9%, increase in quarterly average interest-earning assets.

The following table summarizes, for the periods indicated, the changes in interest earned and interest paid resulting from changes in volume and rates. Interest income is presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Quarter Ended Mar. 31, 2008 Over Quarter Ended Dec. 31, 2007 INCREASE/(DECREASE)				Quarter Ended Mar. 31, 2008 Over Quarter Ended Mar. 31, 2007 INCREASE/(DECREASE)
	VOLUME	RATE	DAYS (1)	NET	VOLUME	RATE	DAYS(1)	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$61	$189	$—	$250	$2,740	$813	$—	$3,553
Cash equivalents	348	(144)	(4)	200	301	(286)	6	21
Loans	(171)	(4,040)	(500)	(4,711)	(37)	(7,475)	536	(6,976)

Total interest-earning assets				(4,261)				(3,402)

INTEREST PAID ON:
Interest-bearing deposits	1,323	(3,022)	(260)	(1,959)	1,400	(3,415)	264	(1,751)
Total borrowings	(505)	(667)	(81)	(1,253)	1,401	(1,085)	65	381

Total interest-bearing liabilities				(3,212)				(1,370)

Net interest income, tax-equivalent	$(68)	$(819)	$(162)	$(1,049)	$1,781	$(4,026)	$213	$(2,032)

(1)	The quarter ended March 31, 2008 was comprised of 91 days compared with 92 days in the quarter ended December 31, 2007 and 90 days in the quarter ended March 31, 2007.

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. Interest income and yields are presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Tax Equivalent Yield or Rate
	2008	2007
	First Quarter	Fourth Quarter	First Quarter
INTEREST-EARNING ASSETS:
Investment securities	5.31%	5.22%	4.94%
Cash equivalents	2.99	4.52	5.23
Loans	6.68	7.31	7.86

Total interest-earning assets (tax-equivalent)	6.25	6.75	7.23

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	3.89	4.38	4.42
Other borrowings and interest bearing liabilities	4.43	4.87	5.49

Total interest-bearing liabilities	4.00	4.50	4.61

Net interest spread (tax-equivalent)	2.25%	2.25%	2.62%

Net interest margin (tax-equivalent)	2.95%	3.08%	3.47%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
	(in thousands)
Service charges	$2,166	$2,022	$1,810
Trust services	491	656	486
Investment management services	316	361	466
Other noninterest income	242	573	476

	3,215	3,612	3,238
Other derivative income	887	270	24

Total noninterest income	$4,102	$3,882	$3,262

Noninterest income increased $220,000, or 5.7%, to $4.1 million for the quarter ended March 31, 2008, compared with noninterest income of $3.9 million in the fourth quarter of 2007. The increase in noninterest income related primarily to a $617,000 increase in derivative income in 2008. Noninterest income increased $840,000 in the first quarter of 2008, from $3.3 million in the first quarter of 2007, due in large part to the increase in other derivative income of $863,000. The other derivative income in the first quarter of 2008 reflected an increase in the fair value of an interest rate floor that had been de-designated as a hedge in 2006. The Company terminated this floor during the first quarter of 2008. The decrease in other noninterest income in 2008 reflects a $476,000 decline in the market value of assets in the Company’s employee deferred compensation plan. A corresponding decrease is reflected in total salaries and employee benefits expense in the first quarter.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Salaries and employee benefits:	(in thousands)
Salaries, employment taxes, and medical	$8,345	$8,296	$8,106
Sign on bonuses and severance	1,370	320	105
Incentives, commissions, and retirement	1,988	(291)	1,403

Total salaries and employee benefits	11,703	8,325	9,614
Goodwill impairment	—	23,237	—
Occupancy of premises, furniture and equipment	2,765	3,458	2,760
Nonperforming asset expense	1,008	116	291
Early extinguishment of debt	810	—	—
Other professional services	646	688	681
Legal fees, net	585	566	807
FDIC assessment	526	73	81
Other noninterest expense	3,773	4,289	3,828

Total noninterest expense	$21,816	$40,752	$18,062

Total noninterest expense in the first quarter of 2008 decreased $18.9 million, compared with the fourth quarter of 2007 primarily as a result of a $23.2 million goodwill impairment charge in 2007. Excluding goodwill impairment, total noninterest expense for the first quarter increased $4.3 million, or 24.6%, from the fourth quarter of 2007. Total salaries and employee benefits expense increased $3.4 million in the first quarter as a result of higher incentive and retirement expense and the cost of increased recruiting activity and expenses associated with targeted reductions in staff. The fourth quarter included a significant reduction in the bonus and retirement plan accruals consistent with the Company’s 2007 financial results. Nonperforming asset expense increased $892,000 during the first quarter of 2008, primarily as a result of an $807,000 provision for losses on other real estate. In the first quarter, the Company incurred early extinguishment of debt expense of $810,000 for unamortized debt costs relating to brokered certificates of deposit that were called by the Company prior to their maturity. Occupancy expense was higher in the fourth quarter of 2007 primarily as a result of the relocation of the Company’s downtown Chicago office.

Investment Securities

The following table presents the composition of the Company’s investment portfolio as of the dates indicated:

	Mar. 31, 2008		Dec. 31, 2007		Mar. 31, 2007
	Balance	Percent of Investments	Balance	Percent of Investments	Balance	Percent of Investments
	(dollars in thousands)
Available-for-sale (1):
U.S. government sponsored agency securities	$86,431	10.1%	$106,305	11.8%	$129,218	20.6%
Collateralized mortgage obligations	165,012	19.2	165,577	18.6	154,193	24.5
Mortgage-backed securities	464,170	54.0	476,124	53.4	196,309	31.3
State and municipal obligations	143,222	16.7	144,340	16.2	148,129	23.6

Total available-for-sale	858,835	100.0	892,346	100.0	627,849	100.0

Held-to-maturity (2):
Other debt securities	25	*	25	*	275	*

Total	$858,860	100.0%	$892,371	100.0%	$628,124	100.0%

(1)	Based on estimated fair value.
(2)	Based on amortized cost.
*	less than 0.01%

Investment securities at March 31, 2008 decreased $33.5 million, or 3.8%, compared with December 31, 2007, because proceeds from principal payments and maturities were not reinvested. At March 31, 2008, the net unrealized gain on available for sale securities totaled $12.5 million, compared with a net gain of $3.4 million at December 31, 2007. No impairment losses on investment securities were incurred during the first quarter of 2008.

Loan Portfolio

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	Mar. 31, 2008		Dec. 31, 2007		Mar. 31, 2007
	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans	Balance	Percent Of Gross Loans
	(dollars in thousands)
Commercial and industrial	$879,322	35.0%	$850,196	33.6%	$805,291	32.2%
Commercial real estate secured	857,394	34.1	839,629	33.1	789,063	31.5
Real estate-construction	610,164	24.3	671,678	26.5	723,237	28.9

Total commercial loans	2,346,880	93.4	2,361,503	93.2	2,317,591	92.6

Residential real estate mortgages	58,693	2.3	60,195	2.4	62,571	2.5
Home equity loans and lines of credit	94,546	3.8	99,696	3.9	107,734	4.3
Consumer	10,196	0.4	10,551	0.4	12,696	0.5
Other loans	1,906	0.1	1,421	0.1	968	0.1

Total consumer-oriented loans	165,341	6.6	171,863	6.8	183,969	7.4

Gross loans	2,512,221	100.0%	2,533,366	100.0%	2,501,560	100.0%

Less: Unearned discount	(28)		(33)		(52)

Total loans	$2,512,193		$2,533,333		$2,501,508

Total loans at March 31, 2008 decreased $21.1 million, or 0.8%, compared with December 31, 2007. The composition of the Company’s loan portfolio has shifted, with commercial and industrial loans comprising an increasing percentage of the portfolio. Total commercial and industrial (C&I) loans at March 31, 2008 increased $29.1 million, or 3.4%, from December 31, 2007, reflecting the Company’s focus on increasing its commercial banking business. Real estate – construction loans declined $61.5 million, or 9.2%, compared to December 31, 2007. Commercial real estate secured loans, which include owner-occupied as well as income-producing commercial and multi-family real estate, increased $17.8 million, or 2.1%, from December 31, 2007. Consumer-oriented loans declined $6.5 million, or 3.8%, from December 31, 2007.

Asset Quality

Nonperforming assets were $104.6 million, or 2.97% of total assets on March 31, 2008, compared with $78.3 million, or 2.20% of total assets on December 31, 2007. The majority of the increase in nonperforming assets from December 31, 2007 to March 31, 2008 related to a single borrower with five loans totaling $26.7 million relating to residential development. The residential housing market did not show improvement during the first quarter of 2008, placing continued financial stress on customers, particularly those engaged in residential development.

The following table presents nonperforming assets and related data as of the dates indicated:

	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$4,263	$4,253	$2,577
Nonaccrual loans:
Commercial and industrial	10,689	5,069	4,896
Commercial real estate secured	5,874	10,935	2,041
Real estate – construction	75,389	52,412	14,696
All other loan types	3,287	2,996	3,018

Total nonaccrual loans	95,239	71,412	24,651

Total nonperforming loans	99,502	75,665	27,228
Other real estate owned	5,073	2,606	351

Total nonperforming assets	$104,575	$78,271	$27,579

Nonperforming loans to total loans	3.96%	2.99%	1.09%
Nonperforming assets to total loans plus repossessed property	4.15%	3.09%	1.10%
Nonperforming assets to total assets	2.97%	2.20%	0.85%

The following table presents nonaccrual loans by dollar range for the dates indicated:

	March 31, 2008			December 31, 2007
Nonaccrual loans by dollar range	Number of Borrowers	Number of Loans	Amount	Number of Borrowers	Number of Loans	Amount
	(dollars in thousands)
$15.0 million or more	2	6	$45,899	1	1	$19,083
$10.0 million to $14.9 million	1	4	14,122	2	5	26,333
$5.0 million to $9.9 million	1	3	9,634	—	—	—
$1.0 million to $4.9 million	8	18	16,720	8	15	19,235
Under $1.0 million	58	61	8,864	56	58	6,761

Total nonaccrual loans	70	92	$95,239	67	79	$71,412

The Company classifies all nonaccrual commercial loans as impaired, as well as those accruing commercial loans that it believes to have higher risk of noncompliance with the contractual repayment schedule for both interest and principal. Once a loan has been determined to be impaired, it is measured to establish the amount of the impairment, if any, based on the present value of expected future cash flows discounted at the loan’s effective interest rate, except that collateral-dependent loans may be measured for impairment based upon an estimate of the fair value of the collateral, less cost to sell. The following table presents impaired loans and the related allowance for loan losses for impaired loans as of the dates indicated:

	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
	(in thousands)
Recorded balance of impaired loans	$128,147	$90,972	$30,659
Allowance for loan losses related to impaired loans	$16,581	$9,375	$2,573

Impaired loans at March 31, 2008 increased $37.2 million, or 40.9%, compared with December 31, 2007, and the allowance for loan losses related to impaired loans increased $7.2 million from the fourth quarter of 2007. The majority of the increase in impaired loans from December 31, 2007 to March 31, 2008 related to a single borrower with five loans totaling $26.7 million relating to residential development.

Allowance for Loan Losses

The following table presents the activity in the Company’s allowance for loan losses and related data for the periods indicated:

	For Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
	(dollars in thousands)
Average total loans	$2,485,028	$2,494,125	$2,486,884

Total loans at end of period	$2,512,193	$2,533,333	$2,501,508

Allowance for loan losses:
Allowance at beginning of period	$54,681	$40,430	$37,516
Net (charge-offs) recoveries:
Commercial and commercial real estate	(164)	(2,554)	(1,311)
Real estate - construction	(1,687)	(5,589)	(1,054)
Residential real estate mortgages and consumer loans	(387)	(606)	(421)

Total net charge-offs	(2,238)	(8,749)	(2,786)
Provision for loan losses	11,750	23,000	3,600

Allowance at end of period	$64,193	$54,681	$38,330

Annualized net charge-offs to average total loans	0.36%	1.40%	0.45%
Allowance to total loans at end of period	2.56%	2.16%	1.53%
Allowance to nonperforming loans	64.51%	72.27%	140.77%

Net charge-offs for the first quarter of 2008 were $2.2 million, or 0.36% of average loans on an annualized basis, compared with $8.7 million, or 1.40% of average loans on an annualized basis in the fourth quarter of 2007 and $2.8 million, or 0.45% in the first quarter of 2007.

The allowance for loan losses on March 31, 2008 was $64.2 million, or 2.56% of total loans, compared with $54.7 million, or 2.16% of total loans, on December 31, 2007, and $38.3 million, or 1.53% of total loans, on March 31, 2007.

The provision for loan losses was $11.8 million for the first quarter of 2008, compared with $23.0 million in the fourth quarter of 2007 and $3.6 million in the first quarter of 2007. The provision in the first quarter reflects the continued weak economic environment surrounding residential development and the increase in nonperforming loans.

Funding Liabilities

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	Mar. 31, 2008		Dec. 31, 2007		Mar. 31, 2007
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
In-market deposits:	(dollars in thousands)
Noninterest-bearing deposits	$392,315	14.7%	$419,203	16.2%	$381,670	14.9%
NOW accounts	75,232	2.8	75,791	2.9	83,245	3.2
Savings deposits	48,955	1.8	50,555	2.0	58,204	2.3
Money market accounts	711,133	26.7	752,827	29.1	767,443	30.0
Customer certificates of deposit	556,328	20.9	548,268	21.1	519,062	20.3
Public time deposits	68,108	2.6	51,674	2.0	64,494	2.5

Total in-market deposits	1,852,071	69.5	1,898,318	73.3	1,874,118	73.2

Out-of-market deposits:
Brokered money market deposits	70,837	2.7	49,443	1.9	70,637	2.8
Out-of-local-market certificates of deposit	142,278	5.3	113,659	4.4	103,969	4.1
Brokered certificates of deposit	599,629	22.5	527,641	20.4	507,862	19.9

Total out-of-market deposits	812,744	30.5	690,743	26.7	682,468	26.8

Total deposits	$2,664,815	100.0%	$2,589,061	100.0%	$2,556,586	100.0%

Average total deposits for the first quarter of 2008 increased $75.8 million, or 2.9%, compared with the fourth quarter of 2007. Average in-market deposits decreased $46.2 million in 2008, primarily as result of a $41.7 million decrease in money market accounts. The decrease in money market account balances related primarily to reduced balances of a single large customer. Average out-of-market deposits increased $122.0 million in 2008. Increased out-of-market deposits were used in large part to reduce FHLB advances collateralized by investment securities and increase average interest-bearing cash equivalents.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
	(in thousands)
In-market deposits:
Noninterest-bearing deposits	$400,244	$471,770	$375,699
NOW accounts	68,624	76,572	78,795
Savings accounts	48,126	49,386	56,856
Money market accounts	664,614	707,829	704,041
Customer certificates of deposit	614,175	543,443	509,115
Public time deposits	75,092	52,895	71,300

Total in-market deposits	1,870,875	1,901,895	1,795,806

Out-of-market deposits:
Brokered money market deposits	78,211	55,507	72,474
Out-of-local-market certificates of deposit	158,593	117,159	112,840
Brokered certificates of deposit	597,839	505,631	511,253

Total out-of-market deposits	834,643	678,297	696,567

Total deposits	$2,705,518	$2,580,192	$2,492,373

Total deposits were $2.70 billion on March 31, 2008, an increase of $125.3 million from December 31, 2007, and an increase of $213.1 million from March 31, 2007. In-market deposits on March 31, 2007 were $31.0 million lower than on December 31, 2007 and $75.1 million higher than on March 31, 2007. Noninterest-bearing deposits were $71.5 million lower and certificates of deposit were $70.7 million higher on March 31, 2008 compared with December 31, 2007. On December 31, 2007, noninterest-bearing deposits relating to corporate trust services totaled $62.3 million, compared with $1.4 million and $16.5 million at March 31, 2008 and 2007, respectively.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.5 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2008 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2007 Annual Report on Form 10-K filed with the SEC on March 13, 2008. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Ilene Stevens

847-653-7731

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$114,050	$83,561
Investment securities	858,860	892,371
Loans, net of allowance for loan losses of $64,193 and $54,681 at March 31, 2008 and December 31, 2007, respectively	2,448,000	2,478,652
Premises, leasehold improvements and equipment, net	16,057	16,109
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	15,310	15,310
Other real estate and repossessed assets, net	5,073	2,606
Other assets	63,130	67,854

Total assets	$3,520,480	$3,556,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$400,244	$471,770
Interest-bearing	2,305,274	2,108,422

Total deposits	2,705,518	2,580,192
Other borrowings	324,501	389,054
Accrued interest, taxes and other liabilities	42,769	41,354
FHLB advances	105,000	205,000
Junior subordinated debentures	86,607	86,607

Total liabilities	3,264,395	3,302,207

Stockholders’ equity:
Preferred stock	—	—
Common stock	117	115
Surplus	197,718	197,214
Retained earnings	70,224	75,145
Accumulated other comprehensive income, net	12,662	6,418
Treasury stock	(24,636)	(24,636)

Total stockholders’ equity	256,085	254,256

Total liabilities and stockholders’ equity	$3,520,480	$3,556,463

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended
	Mar. 31, 2008	Dec. 31, 2007	Mar. 31, 2007
Interest income:
Interest and fees on loans	$41,229	$45,916	$48,180
Interest and dividends on investment securities:
Taxable	9,401	9,115	5,775
Tax-exempt	1,482	1,506	1,530
Interest on cash equivalents	542	342	521

Total interest income	52,654	56,879	56,006

Interest expense:
Deposits	21,973	23,932	23,724
Other borrowings	2,735	3,007	2,799
FHLB advances	1,574	2,447	1,064
Junior subordinated debentures	1,898	2,006	1,964

Total interest expense	28,180	31,392	29,551

Net interest income	24,474	25,487	26,455
Provision for loan losses	11,750	23,000	3,600

Net interest income after provision for loan losses	12,724	2,487	22,855

Noninterest income:
Service charges	2,166	2,022	1,810
Trust and investment management fees	807	1,017	952
Loan syndication fees	116	—	—
Other derivative income	887	270	24
Other noninterest income	126	573	476

Total noninterest income	4,102	3,882	3,262

Noninterest expense:
Salaries and employee benefits	11,703	8,325	9,614
Goodwill impairment	—	23,237	—
Occupancy of premises	1,947	2,529	1,886
Furniture and equipment	818	929	874
Non–performing asset expense	1,008	116	291
Early extinguishment of debt	810	—	—
Other professional services	646	688	681
Legal fees, net	585	566	807
FDIC assessment	526	73	81
Other noninterest expense	3,773	4,289	3,828

Total noninterest expense	21,816	40,752	18,062

Income (loss) before income taxes	(4,990)	(34,383)	8,055
Income tax expense (benefit)	(1,150)	(5,118)	2,733

Net income (loss)	$(3,840)	$(29,265)	$5,322

Basic earnings (loss) per common share	$(0.37)	$(2.78)	$0.48
Diluted earnings (loss) per common share	(0.37)	(2.78)	0.48

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date		2008	2007
	Mar. 31,		First	Fourth	Third	Second	First
	2008	2007	Quarter	Quarter	Quarter	Quarter	Quarter
Condensed Income Data:
Interest income	$52,654	$56,006	$52,654	$56,879	$57,483	$56,691	$56,006
Interest expense	28,180	29,551	28,180	31,392	31,176	30,235	29,551

Net interest income	24,474	26,455	24,474	25,487	26,307	26,456	26,455
Provision for loan losses	11,750	3,600	11,750	23,000	3,400	1,900	3,600

Net interest income after provision for loan losses	12,724	22,855	12,724	2,487	22,907	24,556	22,855
Noninterest income:
Service charges	2,166	1,810	2,166	2,022	1,982	1,895	1,810
Trust and investment mgmt. fees	807	952	807	1,017	890	1,005	952
Other derivative income (expense)	887	24	887	270	159	(61)	24
Other	242	476	242	573	2,532	1,165	476

Total noninterest income	4,102	3,262	4,102	3,882	5,563	4,004	3,262
Noninterest expense:
Salaries and employee benefits	11,703	9,614	11,703	8,325	9,916	9,916	9,614
Goodwill Impariment	—	—	—	23,237	—	—	—
Occupancy, furniture and equipment	2,765	2,760	2,765	3,458	2,981	2,905	2,760
Legal fees, net	585	807	585	566	442	649	807
Other	6,763	4,881	6,763	5,166	4,720	4,182	4,881

Total noninterest expense	21,816	18,062	21,816	40,752	18,059	17,652	18,062

Income (loss) before income taxes	(4,990)	8,055	(4,990)	(34,383)	10,411	10,908	8,055
Income tax expense (benefit)	(1,150)	2,733	(1,150)	(5,118)	3,190	3,756	2,733

Net income (loss)	$(3,840)	$5,322	$(3,840)	$(29,265)	$7,221	$7,152	$5,322

Per Share Data:
Net income (loss) per common share:
Basic	$(0.37)	$0.48	$(0.37)	$(2.78)	$0.68	$0.65	$0.48
Diluted	(0.37)	0.48	(0.37)	(2.78)	0.67	0.65	0.48
Cash dividends per common share	0.10	0.10	0.10	0.10	0.10	0.10	0.10
Book value per common share	23.71	25.00	23.71	24.10	26.00	24.72	25.00
Tangible book value per common share (1)	23.71	22.92	23.71	24.10	23.85	22.57	22.92
Dividend payout ratio	NM	20.83%	NM	NM	14.93%	15.38%	20.83%
Weighted average shares-basic	10,438,634	11,012,124	10,438,634	10,516,220	10,687,516	10,921,043	11,012,124
Weighted average shares-diluted	10,438,634	11,162,769	10,438,634	10,516,220	10,784,289	11,043,509	11,162,769
Shares outstanding-end of period	10,800,335	11,126,642	10,800,335	10,551,994	10,809,875	10,821,975	11,126,642

Average Balance Sheet Data (2):
Total assets	$3,525,104	$3,296,874	$3,525,104	$3,513,661	$3,346,412	$3,287,336	$3,296,874
Investments	880,609	658,805	880,609	875,480	664,970	643,551	658,805
Cash equivalents	71,756	39,922	71,756	29,621	49,087	24,261	39,922
Loans	2,485,028	2,486,884	2,485,028	2,494,125	2,531,985	2,516,236	2,486,884
Total interest-earning assets	3,437,393	3,185,611	3,437,393	3,399,226	3,246,042	3,184,048	3,185,611
Interest-bearing deposits	2,272,500	2,174,916	2,272,500	2,169,858	2,204,441	2,153,290	2,174,916
Borrowings	473,347	337,810	473,347	512,638	348,998	352,213	337,810
Junior subordinated debentures	86,607	86,607	86,607	86,607	86,607	86,607	86,607
Total interest-bearing liabilities	2,832,454	2,599,333	2,832,454	2,769,103	2,640,046	2,592,110	2,599,333
Noninterest-bearing deposits	392,315	381,670	392,315	419,203	393,447	379,243	381,670
Total stockholders’ equity	257,702	272,760	257,702	283,533	271,745	276,306	272,760

Performance Ratios (annualized):
Return (loss) on average assets	-0.44%	0.65%	-0.44%	-3.33%	0.86%	0.87%	0.65%
Return (loss) on average equity	-5.96%	7.80%	-5.96%	-41.29%	10.63%	10.35%	7.80%
Efficiency ratio (3)	76.34%	60.78%	76.34%	138.76%	56.66%	57.95%	60.78%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$24,474	$26,455	$24,474	$25,487	$26,307	$26,456	$26,455
Add: Tax equivalent adjust.-investment (4)	798	824	798	812	816	820	824
Tax equivalent adjust.-loans (4)	33	58	33	57	62	63	58

Tax equivalent net interest income	$25,305	$27,337	$25,305	$26,356	$27,185	$27,339	$27,337

Net interest margin without tax adjust.	2.86%	3.36%	2.86%	2.98%	3.22%	3.33%	3.36%
Net interest margin - tax equivalent (4)	2.95%	3.47%	2.95%	3.08%	3.33%	3.44%	3.47%
Yield on earning assets without tax adjust.	6.15%	7.11%	6.15%	6.65%	7.03%	7.14%	7.11%
Yield on earning assets - tax equivalent (4)	6.25%	7.23%	6.25%	6.75%	7.14%	7.25%	7.23%
Yield on interest-bearing liabilities	4.00%	4.61%	4.00%	4.50%	4.69%	4.68%	4.61%
Net interest spread - without tax adjust.	2.15%	2.50%	2.15%	2.15%	2.35%	2.46%	2.50%
Net interest spread - tax equivalent (4)	2.25%	2.62%	2.25%	2.25%	2.45%	2.57%	2.62%
Average interest-earning assets to average interest-bearing liabilities	121.36%	122.55%	121.36%	122.76%	122.95%	122.84%	122.55%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Mar. 31, 2008	Mar. 31, 2007	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Condensed Balance Sheet Data:
Total assets	$3,520,480	$3,253,160	$3,556,463	$3,445,227	$3,299,684
Investment securities	858,860	628,124	892,371	800,607	610,239
Total loans	2,512,193	2,501,508	2,533,333	2,508,854	2,562,000
Allowance for loan losses	64,193	38,330	54,681	40,430	39,799
Goodwill	—	23,237	—	23,237	23,237
Total deposits	2,705,518	2,492,373	2,580,192	2,591,638	2,512,255
Other borrowings	324,501	275,834	389,054	303,234	291,095
FHLB advances	105,000	80,000	205,000	145,000	105,000
Junior subordinated debentures	86,607	86,607	86,607	86,607	86,607
Total stockholders' equity	256,085	278,218	254,256	281,051	267,516

Asset Quality Ratios:
Nonperforming loans	$99,502	$27,228	$75,665	$53,817	$36,201
Nonperforming assets	104,575	27,579	78,271	56,764	37,144
Allowance for loan losses to total loans	2.56%	1.53%	2.16%	1.61%	1.55%
Allowance for loan losses to nonperforming loans	64.51%	140.77%	72.27%	75.12%	109.94%
Net charge-offs to average total loans (5)	0.36%	0.45%	0.59%	0.32%	0.26%
Nonperforming assets to total loans plus repossessed property	4.15%	1.10%	3.09%	2.26%	1.45%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	7.27%	8.55%	7.15%	8.16%	8.11%
Total tangible equity to assets (1)	7.27%	7.84%	7.15%	7.48%	7.40%
Average stockholders’ equity to average assets (6)	7.31%	8.27%	8.21%	8.26%	8.34%

NM Not meaningful

Footnotes:

(1)	Tangible equity excludes goodwill.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.